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                                                                  EXHIBIT 2.8


                                OFFICE PREMISES

                           DATED 21st FEBRUARY 1997.


                        WIDE HARVEST INVESTMENT LIMITED

                                      and

                NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED


            ********************************************************

                               TENANCY AGREEMENT

                                       of

             Suite Nos.6B, 7, 8 and 9 on the 15th Floor of Tower 1,
                  China Hong Kong City, China Ferry Terminal,
                             Canton Road, Kowloon.

           **********************************************************


                                BAKER & McKENZIE
                                   Solicitors
                              1401 Hutchison House
                                   Hong Kong
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                 AN AGREEMENT made the 21st day of February
                 One thousand nine hundred and ninety-seven


Parties BETWEEN WIDE HARVEST INVESTMENT LIMITED whose registered office is situate at 11th-12th Floors, Tsim Sha Tsui Centre, Salisbury Road, Kowloon, Hong Kong (hereinafter called "the Landlord which expression shall include its successors and assigns") of the one part and the person, firm or company set out in Part I of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

                 WHEREBY IT IS AGREED as follows:

Premises         1.       In consideration of the rent hereinafter mentioned
                 and of the terms by the Tenant hereinafter contained the Landlord hereby lets and the Tenant hereby takes ALL THAT Portion of the building as set out in Part II of the First Schedule hereto forming part of the Office Towers of CHINA HONG KONG CITY, CHINA FERRY TERMINAL Canton Road, Kowloon, Hong Kong (hereinafter referred to as "the said building") (which said Portion for the purpose of identification only is delineated and described on the Plan hereto annexed and thereon coloured Pink and marked "P") (hereinafter called "the said premises") standing on ALL THAT piece or parcel of ground registered in the Land Registry as KOWLOON INLAND LOT NO. 10743 TOGETHER with the use and enjoyment in common with the Landlord and/the other persons entitled thereto of the entrances, staircases, landings, lavatories, corridors and passages in the said building insofar as the same are necessary for the proper use and enjoyment of the said premises AND TOGETHER with the use in common with others having the like right of the lifts escalators and central air-conditioning services serving the said premises whenever the same shall be operating for the term defined in Part III of the First Schedule hereto ("the said term") YIELDING AND PAYING therefor throughout the term such rent and other charges as are from time to time payable in advance and in accordance with the Provisions set out in the Second Schedule and subject to the Tenant's use, occupation and enjoyment of the said premises only for the purposes set out in Part IV of the First Schedule hereto and not for any other purposes whatsoever.

Rental deposit   2.       The Tenant shall on the signing hereof deposit with
                 the Landlord the sum specified in Part V of the First Schedule hereto (adjusted where necessary in the manner hereinafter provided) as security for the due payment of the said rent and the due observance and performance of the terms conditions and stipulations herein contained and on the part of the Tenant to be observed and performed and the said deposit shall be
                 retained by the Landlord throughout the said term free of any interest to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any rent. surcharge or other payments that fall due under this Agreement and subject as aforesaid the same or the balance thereof after satisfaction of the
                 amount of any costs, expenses, loss or damage sustained by the
                 Landlord as a result of any non-observance or non-performance by the Tenant of any such agreement stipulation or condition shall be returned to the Tenant without compensation or
                 interest within 45 days
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                 after the Tenant shall have delivered up vacant possession of the said premises pursuant to Clause 5(j) hereof PROVIDED that any sum already paid by way of part payment on account of the deposit shall be automatically transferred as part payment of the monies payable under this Clause and only the balance shall then be payable at the time stipulated herein but without prejudice to the Landlord's rights to claim any further damages which the Landlord has sustained or may sustain.

                 3. The Tenant to the intent that the obligations hereunder shall continue throughout the said term of tenancy hereby agrees with the Landlord as follows:

Rent and                  (a)     (i)      To pay the said rent (Provided that
surcharge                                  the Tenant shall be entitled to
                                           45-days rent-free period from the
                                           commencement of the said term of
                                           tenancy) and surcharge on the days
                                           in manner aforesaid without any
                                           deduction or set-off.

Computation of                    (ii)     If the day on which the rent,
time of payment                            surcharge or other payments falls
                                           due under this Agreement is a
                                           public holiday, the relevant payment
                                           of rent, surcharge or otherwise
                                           shall be due and payable on the
                                           preceding business day.

                                  (iii)    If payment is made by the Tenant by
                                           cheque, such cheque must reach the
                                           office of the Landlord before 3:30
                                           o'clock in the afternoon if such
                                           payment is made on any weekday
                                           except Saturday, and before 12 noon
                                           if such payment is made on a
                                           Saturday otherwise the payment shall
                                           be deemed to have been paid by the
                                           Tenant on the following business day
                                           and the Tenant shall be deemed to
                                           have defaulted in making due
                                           payment.  For the avoidance of
                                           doubt, business day means a day on
                                           which banks are ordinarily open for
                                           business in Hong Kong.

Adjustment of                     (iv)     If at any time during the said term
charges                                    the operating cost relative to the
                                           supply of the said air-conditioning
                                           and/or the costs and expenses of
                                           management of the said building
                                           shall have risen over costs
                                           prevailing at the commencement
                                           of the said term the Landlord
                                           shall be entitled to serve one
                                           month's notice in writing upon
                                           the Tenant to increase the said
                                           surcharges or any of them by
                                           appropriate amount(s) and thereafter
                                           such increased charges shall
                                           prevail. Further increases shall be
                                           made in the same manner in the event
                                           of costs rising after an earlier
                                           notice of increase shall have become
                                           operative. The Landlord's
                                           assessments of the appropriate
                                           increase shall be conclusive and
                                           binding on the Tenant.


Additional air-                   (v)      If the Tenant shall require
conditioning                               air-conditioning outside the
charges                                    hours set out in Clause 4(c) hereof,
                                           the same can normally be charges
                                           provided on not less than 48 hours
                                           notice in writing



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                                           stipulating at what time the Tenant
                                           shall require additional
                                           air-conditioning to the Landlord at
                                           such adjusted rates as may be
                                           charged by the Landlord from time to
                                           time.

                                  (vi) Should the surcharge be increased in accordance with the provisions of Clause 3(a)(iv) of this Agreement or should there be any other increase in the rent during the term, the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional thereto in order to restore the ratio of deposit to the rent plus the surcharge to that previously subsisting and the payment of such increase should be a condition precedent to the continuation of this tenancy.

Rates                     (b)     (i)      To pay and discharge punctually
                                           during the said term all rates,
                                           taxes, assessments, duties, charges,
                                           impositions and outgoings of an
                                           annual or recurring nature
                                           whatsoever now or hereafter to be
                                           assessed imposed or charged on the
                                           said premises or upon the owner or
                                           occupier in respect thereof by the
                                           Hong Kong Government or other lawful
                                           authority (Crown rent and Property
                                           Tax and outgoings of a capital or
                                           non-recurring nature only excepted).

                                  (ii)     In the event that an assessment to
                                           rates in respect of the said
                                           premises shall be raised directly
                                           upon the Landlord the Landlord shall
                                           during the month immediately
                                           preceding any quarter in respect of
                                           which such rates may fall due be at
                                           liberty to debit the Tenant with the
                                           amount thereof and the same shall
                                           forthwith be paid by the Tenant to
                                           the Landlord whereupon the Landlord
                                           shall account for the same to the
                                           Government of Hong Kong.

                                  (iii)    In the event that no valuation of
                                           the said premises shall have been
                                           made in accordance with the Rating
                                           Ordinance (Cap. 116) or any
                                           statutory amendment or modification
                                           thereof for the time being in force
                                           the Landlord shall be at liberty and
                                           entitled to make an interim
                                           valuation equivalent to 7.5 % of the
                                           annual rents of the said premises
                                           and to debit the Tenant with the
                                           amount which would be payable upon
                                           such interim valuation and the same
                                           shall forthwith be paid by the
                                           Tenant to the Landlord and any
                                           over-payment or under-payment by the
                                           Tenant on such interim valuation
                                           shall be adjusted when a valuation
                                           under the Rating Ordinance shall
                                           have been made known.

                                  (iv)     The Landlord shall be entitled to
                                           treat non-payment of any amount
                                           debited to the Tenant in accordance
                                           with the





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                                           foregoing provisions of this Clause
                                           or any part thereof in all respects
                                           as non-payment of rent under this
                                           Agreement.

Water, gas and            (c)     To pay and discharge punctually during the
electricity charges               said term all charges (including all necessary
                                  deposits) in respect of water, gas, electric light, power and telephones as may be shown by the separate meter or meters installed upon the said premises or by accounts rendered to the Tenant.

Cleaning charges          (d)     To keep the said premises in clean and
                                  sanitary condition and to employ cleaning contractors for the said premises which cleaning contractors shall be only such persons or such firm as may be nominated by the Landlord. Such cleaning contractors shall be employed at the sole expense of the Tenant and at the rate agreed by the Landlord with the contractors and on such terms and conditions which shall have been previously approved by the Landlord, all such payments to be made by the Tenant to such contractors direct. In case the Tenant shall have for disposal wet garbage or any garbage of a perishable nature including but not limited to food or food remains, the Tenant shall use plastic bags of such standards, size and thickness as shall be prescribed by the Landlord for the removal or disposal of such garbage and shall direct and procure cleaning contractors appointed as aforesaid to use such plastic bags for such purposes at the sole costs of the Tenant.

Interior Fitting out      (e)     To fit out the interior of the said premises
                                  in accordance with the drawings approved by the Landlord (which approval shall not be unreasonably withheld or delayed). The Tenant will not cause or permit to be made any variation to the interior design or layout of the said premises without the prior written approval of the Landlord first having been obtained (such approval shall not be unreasonably withheld).

Fitting up                (f)     To fit up the said premises in a style and
                                  manner appropriate to a first class office building and so to maintain the same throughout the said term in good condition and repair to the satisfaction of the Landlord
                                  (fair wear and tear, inherent defects, damages caused by fire, whiteants (not attributable to the act default or neglect of the Tenant), storm, typhoon, earthquake, acts of God and Force Majeure excepted).

Decoration works          (g)     To construct at the Tenant's own expense
by the Tenant                     within the said premises or furnish items to
                                  the said premises as follows:-

                                  (i)     (a)      A ceiling of non-combustible
                                                   material and electrical light
                                                   fittings. In case of
                                                   extension or relocation of
                                                   the sprinkler heads and/or
                                                   the smoke detectors and other
                                                   fire services equipment
                                                   installed by the Landlord is





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                                                   needed, the cost of such work
                                                   will be paid by the Tenant.

                                          (b)      Vertical window blinds,
                                                   tracks and fittings at
                                                   Tenant's expenses.

                                  (ii) Paint and decorate the interior of the said premises.

                                  (iii)   Furnish and install floor fill and
                                          floor finishes.  PVC tiles shall not
                                          be used unless approved by the
                                          Landlord (which approval shall not be
                                          unreasonably withheld).

                                  (iv) With the relevant plan showing all the details including but not limiting to the gauge of wire, etc. duly approved in writing in advance by the Landlord (which approval shall not be unreasonably withheld or delayed), complete all internal electrical and mechanical installations (heating, ventilation, air-conditioning, plumbing, drainage and fire services) of workmanships and materials of a standard to the reasonable approval of the Landlord.

                                  (v) Furnish and install or arrange for the installation of telephones as well as other Tenant's requirements within the said premises together with such meters as are necessary to measure the Tenant's consumption thereof.

                                  (vi)    Install, support and connect all
                                          lighting fixtures, including lamps,
                                          switches and wiring, save that in the
                                          case of support involving cutting into
                                          structure prior written approval of
                                          the Landlord will be required (which
                                          approval shall not be unreasonably
                                          withheld or delayed).

                                  (vii)   Install such fire extinguishers or
                                          other means of fire-fighting equipment
                                          inside the said premises as may be
                                          required from time to time by all
                                          relevant Ordinances and regulations of
                                          the Hong Kong Government.

Telephone System         (h)      To install at the Tenant's own expense empty
                                  conduits for telephone service to the said premises. Telephone service to the premises shall only be installed by the Hong Kong
                                  Telephone Company Limited and the Tenant shall leave pull wire in all conduits and pay to the Landlord the expenses incurred in the installation of telephone jacks and conduits to the said premises.

Electrical Testing       (i)      To test all circuits for shorts and ground and
                                  to balance loads on all panels.

Pass for Service         (j)      The Tenant agrees that permanent utility lines
                                  may pass through the




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                                  ceiling cavity of the said premises to service
                                  other premises and areas in the said building.

Building Service         (k)      To employ at the Tenant's expenses only such
& Builders' Work                  contractors as may be nominated by the
                                  Landlord from time to time for the purpose of designing and carrying out and installing all the necessary building services and builder's work as hereinafter defined in the said premises in manner as prescribed by the Landlord or its nominated contractors and in particular to pay the Landlord vetting fees consultancy fees and relating charges at the pre-determined scales as set out by the Landlord and notified to the Tenant. For the purpose of this sub-clause, subject to amendments/ alterations from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.

                                  (a)     The expression "building services"
                                          shall mean all mechanical and
                                          electrical engineering work and
                                          arrangement related to the said
                                          premises including but not confined to
                                          electrical air-conditioning, plumbing,
                                          building automation and fire fighting
                                          installation.

                                  (b) The expression "Builders' work" shall mean all renovation work not specified under "building service" including but not confined to light track, light trough and graphic panel.

Submission of            (1)      (i)     All specifications, prints, copies and
Information                               drawing information or materials are
                                          to be furnished by the Tenant as
                                          required by the Landlord and shall be
                                          delivered to the Landlord's office.

                                  (ii)    Prior to the commencement of
                                          construction of Tenant's work, the
                                          Tenant shall furnish the Landlord with
                                          the following information and items:-

                                          (1)      The name and address of the
                                                   appointed designer/agent for
                                                   the said premises.

                                          (2)      The name(s) and address(es)
                                                   of the general contractor(s)
                                                   the Tenant intends to engage
                                                   in the construction of
                                                   Tenant's work.

                                          (3)      The name and address of the
                                                   Tenant's authorized
                                                   agent/representative, if any.

                                          (4)      The actual commencement date
                                                   of interior decoration and
                                                   the estimated date of
                                                   completion of decoration
                                                   work, fixturing work, and
                                                   date of projected opening.

                                  (iii)   The Tenant when notified by the
                                          Landlord has to submit





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                                          office layout drawing within 2 weeks
                                          to the Landlord for its approval.  The
                                          Landlord shall within 2 weeks of the
                                          Tenant's submission of the plans
                                          notify the Tenant of its approval or
                                          rejection of such plans.  If the
                                          Landlord shall reject such plans, the
                                          Landlord shall in the same notice
                                          specify the reasons for rejection and
                                          the manner in which the Landlord
                                          requires the Tenant to make to such
                                          plans.

                                  (iv)    For the nominated mechanical and
                                          electrical contractors to prepare the
                                          corresponding designs and drawings,
                                          the Tenant shall provide the Landlord
                                          the followings:-

                                          (1)      Three copies of the reflected
                                                   ceiling plan with schedule on
                                                   voltage, type, wattage,
                                                   quantity and location of
                                                   outlets for all light
                                                   fittings and
                                                   air-conditioning.

                                          (2)      Three copies of the floor
                                                   plan with partitions.

                                          (3)      Three layout prints of all
                                                   case work including the
                                                   location of all sockets,
                                                   switches, fuse box, telephone
                                                   points, size, weight and
                                                   location of safe, if any.

                                          (4)      Three sets of elevations to
                                                   describe the space with all
                                                   electric outlets.

Statutes, Codes &        (m)      The Tenant shall have the sole responsibility
Ordinances                        to comply with all applicable statutes, codes,
                                  ordinances and other regulations for all work performed by or on behalf of the Tenant within the said premises and the Landlord or the Landlord's agents or representative's approval of plans, specifications, calculations or of the Tenant's work shall not constitute any implication, representation or certification by the Landlord that the said improvements are in compliance with said statutes, codes, ordinances, and other regulations.

Inspection by            (n)      All Tenant's work shall be subject to the
Landlord                          inspection of the Landlord, the Landlord's
                                  Architect and Landlord's General Contractor from time to time during the period in which Tenant's work aforesaid is being performed.

Reimbursement to         (o)      The Landlord shall have the right to perform
                                  on behalf of and for the account of the
                                  Tenant, any of the Tenant's work which is the responsibility,of the Tenant hereunder. Such work shall be limited to work which the Landlord deems necessary to be done on an emergency basis, work caused by the Tenant's fault, and work which pertains to structural components, the general utility systems

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                                  for the said Building and the erection of
                                  temporary safety barricades and temporary signs during construction.

Good repair of           (p)      To keep all the non-structural parts of the
interior                          interior of the said premises, the flooring
                                  and interior plaster or other finishing
                                  material or rendering to walls floors and ceilings, and the Landlord's fixtures therein and all addition thereto including doors, window, electric wires and installations and fittings for light and power in good clean, tenantable and proper repair and condition and properly preserved and painted as may be appropriate when from time to time required and to so maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the term in such repair and the like condition (fair wear and tear inherent defects, damages caused by fire whiteants (not attributable to the act default or neglect of the Tenant), storm, typhoon earthquake, acts of God and Force Majeure excepted).

Replacement of           (q)      To reimburse to the Landlord the cost of
windows                           replacing all broken and damaged windows door
                                  glass and fixtures within the said premises whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Good repairs &           (r)      To keep all taps lavatories wash basins sinks
replacement of                    sanitary and water apparatus and other
sanitary apparatus                internal pipes and all drains (if any) in or
& electrical                      belonging to the inside of the said premises
wiring                            clean and in good order and repair and to keep
                                  in clean and good order and repair all other pipes and all wires cables conduits fittings and apparatus within or exclusively serving the said premises and used for or in connection with the services of water gas or electricity in the said premises (fair wear and tear inherent defects, damages caused by fire whiteants (not attributable to the act default or neglect of the Tenant), storm, typhoon earthquake, acts of God and Force
                                  Majeure save and excepted) and to repair or replace the same (including burnt out fluorescent tubes or light bulbs) at the expenses of the Tenant if so required by the Landlord or other competent authority. In the event of the Tenant failing to proceed diligently with the necessary repairs or replacements so required within 21 days after the Landlord has notified the Tenant in writing then the Landlord may proceed with such repairs or replacement and recover all costs incurred thereby from the Tenant as a debt.

Cleansing &              (s)      In the event of the pipes or drains of the
Clearing of Drains                said building becoming choked or stopped up
                                  owing to the careless use by the Tenant its servants agents licensees invitees the Tenant shall pay the costs incurred by the Landlord in cleansing and clearing the same from obstruction.

Entry by Landlord         (t)     To permit the Landlord or its agents with or
                                  without workmen or other persons authorised by it and with or without appliances at all reasonable times and upon prior appointment to enter into and upon the said premises and to examine the conditions thereof and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs necessary to be done and require the Tenant forthwith to execute the same and if the Tenant shall not within 21 days after the service of such notice proceed diligently with the execution of such repairs then to permit the Landlord to enter upon the said premises and execute such repairs and the costs thereof (the amount thereof in case of difference to be determined by the Landlord's agent) together with the interest thereon at the rate of 2% per month calculated from the date on which such costs are incurred by the Landlord to be paid by the Tenant shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

Entry by the             (u)      To permit the Landlord or its authorised,
Landlord to carry                 agents at all reasonable times and with prior
out repairs and                   appointment to enter the said premises for the
take inventories                  purpose of taking inventories of fixtures
                                  therein and carrying out any repairs therein provided that in the event of emergency the Landlord or its authorised agents may without notice enter the said premises forcibly and the Tenant shall at its own expense reinstate the entrance to the said premises to its original position.

Entry by the             (v)      To keep all windows and doors of the said
Landlord to close                 premises closed and to permit the Landlord or
Windows and                       its servants and agents and others from time
doors                             to time during the said term to enter upon the
                                  said premises for the purpose of closing any doors or windows.

Notify Landlord          (w)      To notify the Landlord in writing of any
of damage                         accidents to or defects in the water pipes gas
                                  pipes electrical wire or fittings fixtures or other facilities provided by the Landlord in the said premises whether or not the Tenant is liable hereunder for the repair of the same forthwith upon the Tenant becoming aware whether actually or constructively of the same arising.

To make good &           (x)      To make good and pay for all damage caused by
take care of all                  the Tenant his Servants or licensees to any
articles provided                 fixtures fittings and other articles in the
by Landlord                       said premises and provided by the Landlord and
                                  shall take reasonable care of the same and shall not remove any of them from the said premises.

Repair of                (y)      To permit the Landlord and its duly authorised
neighbouring                      agents workmen and others appointed by it at
premises                          all reasonable times during the said term (but
                                  by prior appointment save in case of
                                  emergency) to enter into and upon the said premises and to execute any works of renewal cleansing alteration or repair to any adjacent or neighbouring premises or to the building of which the said premises form part.

Combustible or           (z)      Not to store or bring upon the said premises
dangerous goods                   or any part thereof any unlicensed arms
                                  ammunition gun-powder spirits saltpetre or kerosene any articles of a specially combustible inflammable or unlawful goods or dangerous nature.

Storage of goods         (aa)     Not to use the said premises or any part
                                  thereof for the storage of goods or
                                  merchandise other than in small quantities consistent with the nature of the Tenant's business by way of samples and exhibits.

Insurance against        (ab)     To indemnify the Landlord against any
loss/damage from                  proceedings actions claims or demands
Interior Defects                  whatsoever by any person for loss and damage
                                  suffered as a result of the want of repair of the interior of the said premises the repair of which the Tenant is responsible hereunder or the spread of fire or the overflow of water or the escape of any substance or anything from the said premises due to the default or negligence of the Tenant its servants agents licensees or customers; and to effect and maintain a policy or policies of insurance which should include the Landlord's properties and fixtures inside the said premises against the risks hereinbefore mentioned in a reputable insurance company to be approved by the Landlord (which approval shall not be unreasonably withheld) in such amount as the Landlord may reasonably determine and to produce to the Landlord the policy or policies and the receipt on request provided always that if the Tenant shall at any time fail to keep such insurance on foot the Landlord may do all things necessary to effect and maintain such insurance and any monies expended by the Landlord for that purpose shall be recoverable from the Tenant on demand.

Breach of                (ac)     Not to do or permit to be done anything
Insurance Policy                  whereby the policy or policies of the
                                  insurance of the said building against damage by fire or other risks for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and the premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by breach of this term shall be borne by the Tenant and shall be recoverable from the Tenant by the Landlord on demand.


Illegal or immoral       (ad)     Not to use or permit or suffer to be used the
purposes                          said premises or any part thereof for any
                                  illegal or immoral purposes.

Installation &           (ae)     (i)     To fit out the interior of the said
Alteration                                premises in accordance with the
                                          drawings approved by the Landlord and
                                          not without the prior written consent
                                          of the Landlord (which consent shall
                                          not be unreasonably withheld) to make
                                          any alteration or addition to the said
                                          premises or any part thereof either
                                          internally or externally or to any
                                          fixtures or fittings or electrical
                                          wiring or electrical mechanical or
                                          air-conditioning installations
                                          therein or to any item therein
                                          (whether or not of a structural
                                          nature).

                                  (ii)    Not to place in or upon any part of
                                          the said premises or the said building
                                          any equipment apparatus machinery or
                                          load likely to or which may cause
                                          damage thereto and not to cause permit
                                          or suffer any load to be placed in any
                                          part of the said premises if the
                                          weight of such load exceeds that
                                          permitted from time to time by the
                                          Landlord in using the said premises or
                                          the said building or any lifts serving
                                          the same or any other thing in or upon
                                          the said premises or the said
                                          building.

                                  (iii)   Not to install set up or affix or
                                          permit to be installed set up affixed
                                          in or upon the said premises or any
                                          part thereof in any manner whatsoever
                                          any engine or machinery or plant or
                                          air-conditioning or heating system.

                                  (iv)    To observe and comply with all rules
                                          regulations and instructions from time
                                          to time prescribed by the Landlord or
                                          its authorised representative or
                                          officer in carrying out any
                                          alterations additions or improvements
                                          to the said premises.

                                  (v)     To observe and comply with all rules
                                          regulations and instructions from time
                                          to time prescribed by The China Light
                                          & Power Company Limited or the
                                          relevant authority relating to the
                                          electrical wiring and installation in
                                          the said premises.

                                  (vi) Not to cut maim injure damage alter or interfere with any of the walls structural members pipes drains appurtenances electrical cables wires fixtures or fittings of or in the said premises or any part thereof or suffer or permit the same to be done.

                                  (vii)   Not to change or in any way to alter
                                          the standard entrance doors provided
                                          by the Landlord for access to and
                                          egress from the said premises without
                                          having first obtained the written
                                          consent of the Landlord therefor
                                          (which consent shall not be
                                          unreasonably withheld or delayed).

                                  (viii) Not to install additional locks bolts or additional fittings to the entrance doors of the said premises or in any way to cut or alter the same without having first obtained the written consent of the Landlord therefor (which consent shall not be unreasonably withheld or delayed).

                                  (ix)    To display and decorate the show
                                          windows up to a first class standard
                                          and in such manner as not to be
                                          offensive to the Landlord who has the
                                          right to require the removal of any
                                          part of the display as in the
                                          Landlord's absolute discretion
                                          considers offensive.

Protection from          (af)     To take all necessary precautions to protect
typhoon                           the interior of the said premises against
                                  damage by storm typhoon heavy rainfall or the like and in particular to ensure all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Subletting               (ag)     Not to assign underlet or otherwise part with
Assigning                         the possession of the said premises or any
                                  part thereof in any way whether by way of subletting lending sharing or other means whereby any organization company firm or person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

                                  (i)     In the case of a tenant which is a
                                          partnership the taking in of one or
                                          more new partners whether on the death
                                          or retirement of an existing partner
                                          or otherwise.

                                  (ii)    In the case of a tenant who is an
                                          individual (including a sole surviving
                                          partner of a partnership tenant) the
                                          death insanity or disability of that
                                          individual to the intent that no right
                                          to use possess occupy or enjoy the
                                          said premises or any part thereof
                                          shall vest in the executors
                                          administrators personal
                                          representatives next of kin trustee or
                                          committee of any such individual.

                                  (iii)   In the case of a tenant which is a
                                          corporation any liquidation (save for
                                          the purpose of amalgamation).

                                  (iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

                                  (v)     The change of the Tenant's business
                                          name without the previous written
                                          consent of the Landlord which consent
                                          the Landlord may give or withhold at
                                          its discretion.

                                  Provided That notwithstanding anything herein contained the Tenant shall be entitled to share the use of the said premises with its subsidiaries or its holding company after submission of satisfactory proof to the Landlord.

Compliance with          (ah)     To carry out and comply with all ordinances
ordinance, Crown                  regulations by-laws and rules and all notices
Lease and Deed of                 and requirements of the appropriate government
Mutual Covenant                   authorities in connection with or in relation
                                  to the said premises and not to do anything or suffer or permit anything to be done in contravention of the provisions of the Conditions of Sale or Crown Lease and Deed of
                                  Mutual Covenant under which the Landlord holds the said premises and to indemnify the Landlord against any breach of the terms of this clause.

Noise                    (ai)     Not to do or permit or suffer to be done upon
                                  the said premises or any part thereof any music noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or other act matter or thing whatsoever which may be or tend to the nuisance annoyance damage or disturbance of the Landlord or the owners tenants lessees or occupiers of any adjoining or neighbouring premises.

Responsible for          (aj)     To be wholly responsible for and to indemnify
acts of servants                  the Landlord against all damage loss or injury
agents and                        occasioned to the said premises or any part of
licensees                         the said building or any adjacent or
                                  neighbouring premises to any person whether directly or indirectly through the defective or damaged conditions of any part of the interior of the said premises or any fixtures fittings wiring or piping therein for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water from the said premises or any part thereof caused by the act default or neglect of the Tenant or the servants agents licensees or invitees of the Tenant.

Preparation of           (ak)     Not to prepare or permit or suffer to be
food                              prepared any food in the said premises.

Sleeping or              (al)     Not without the Landlord's prior permission in
domestic use                      writing, permit any person to remain in the
                                  said premises overnight. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises, which shall not be used as sleeping quarters or as domestic premises within the meaning of the

                                  Landlord and Tenant (Consolidation) Ordinance for the time being in force.

Installation in          (am)     Not to lay, install, affix or attach any
Common Area,                      wiring, cables or other article or thing
etc.                              whatsoever in or upon any areas or parts of
                                  the Building in common use or in any place which is not hereby exclusively let to the Tenant.

Obstructions in          (an)     Not to encumber obstruct or permit to be
common area                       encumbered or obstructed with any boxes,
                                  packaging, merchandise, rubbish or other articles or obstructions of any kind or nature at any of the entrances, exits, staircases, landings, passages, lifts, escalators, lobbies or other parts of the said building not included in the said premises. In addition to any other remedies which the Landlord may have hereunder, the Landlord, its servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as they may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

Signs                    (ao)     Not to affix, erect, attach, exhibit, display
                                  or permit or suffer so to be done upon any part within or on the exterior of the said premises or to or through any windows thereof any writing sign, decoration, signboard notice advertisement placard neon light or other device whether illuminated or not which may be visible from outside the said premises except the display of name-plate or signboard of the Tenant and their lawful subtenant or licensee at the entrance to the said premises the size and position of such name-plate or signboard shall be subject to the approval of the Landlord (which approval shall not be unreasonably withheld). The Landlord or its authorised agents shall have absolute discretion in granting or refusing such approval and any approval to be granted shall be subject to such conditions as the Landlord or its authorised agents may think fit. The
                                  Landlord or its authorised agents shall have the right to remove at the cost and expense of the Tenant any unauthorised writing, sign, decoration signboard notice advertisement placard neon light or device affixed or put up or displayed without the proper approval of the Landlord or its agents.

Sale by auction or       (ap)     Not to permit or suffer to be held upon the
etc.                              said premises any sales by auction, fire,
                                  bankruptcy, closing-down or sale of similar nature or any discount-type of retail business or any form of unethical business operation
                                  Provided that this clause shall not preclude genuine promotional, clearance or periodic seasonal sales.

Movement of safe         (aq)     Not to move any safe heavy machinery equipment
and heavy                         and freight bulky and heavy matter or fixtures
machinery                         in and out of the said building during normal
                                  office hours without first obtaining the Landlord's written consent

                                  (which consent shall not be unreasonably withheld). The Tenant shall keep the Landlord indemnified against all damages sustained by any person or property and for any damages or monies paid out by the Landlord in settlement of any claim or judgments as well as legal costs incurred in connection therewith and all costs incurred in repairing any damage to the said building or its appurtenances resulting from movement of any heavy machinery equipment freight bulky matter or fixtures. The Tenant requiring to move to and from the said building such items undertakes at all times to use the service lifts provided by Landlord for such purposes and to notify Landlord and arrange with the Landlord a suitable time for such deliveries to be effected.

Adjacent                 (ar)     If any excavation or other building works
excavation or                     shall be made or authorised in the vicinity of
shoring                           said building, the Tenant shall permit shoring
                                  the Landlord his servants or agents to enter the said premises to do such work as may be deemed necessary to preserve the exterior wall of the said building from injury or damage without any claim for damages or indemnity against the Landlord.

Floor loading            (as)     The Tenant shall not place any load upon any
                                  floor of the said premises in excess of the loading capacity for which the floor is designed. The Landlord preserves the right to prescribe the weight and position of all safes and any heavy articles which must be placed so as to distribute the weight. Business machines and mechanical equipment authorised by the Landlord shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient in the Landlord's judgment to absorb and prevent vibration noise and annoyance to occupiers of the other portions of the said building.

Vermin                   (at)     The Tenant shall take all due precautions to
                                  ensure that the said premises do not become infested with insects or vermin. In the event of the premises becoming so infested the Tenant shall pay the cost of extermination as arranged or approved by the Landlord and the selected exterminators shall be given full access to the said premises for such purpose.

Rules and                (au)     To observe faithfully and comply strictly with
Regulations                       such reasonable Rules and Regulations as the
                                  Landlord or the Landlord's agents from time to time prescribe for the proper management and maintenance of the said premises and the said building. Notice of any additional Rules or Regulations shall be given in such manner as the Landlord may elect. The Rules and Regulations set out in the Third Schedule hereto and such additional Rules or Regulations shall constitute the initial Rules and Regulations binding upon the Tenant and shall have the same force and effect as if set out in the body of this agreement provided that in case of any conflict between the Rules and

                                  Regulations and the context of this Agreement, the latter shall prevail.

Keep premises            (av)     To keep the said premises well and
well lighted                      sufficiently lighted throughout the business
                                  hours of the Tenant.

No incense to be         (aw)     Not to burn or permit to be burnt incense in
burnt                             the said premises or in any part of the said
                                  building.

Fire Risk                (ax)     Not to do or permit any act or thing to be
                                  done which is likely to cause any fire risk or other hazard in the said building.

Loading &                (ay)     To ensure that the Tenant's employees servants
Unloading Areas                   agents or visitors do not obstruct those areas
                                  of the building allocated to temporary vehicle parking or designated as loading/unloading areas and at all times comply with the directions of the Landlord staff and accredited agents in exercising due control of such areas and the delivery of goods generally.

Toilet Facilities        (az)     To use in common with others the lavatories
                                  and washing accommodations and facilities provided by the Landlord in the said building and not to permit or suffer the same to be used in any improper manner or whereby the soil or waste pipes may become impeded or blocked and at all times to indemnify the Landlord against liability for damage by the escape of water caused by the negligence of the Tenant to the properties or effects of the tenants or occupiers of the other part of the said building.

Parking                  (ba)     Not to park in obstruct or otherwise use nor
                                  permit any employee agent or licencee of the Tenant to park in obstruct or otherwise use these areas of the said building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the regulations from time to time made by the Landlord.

Use of building          (bb)     Not without the previous written consent of
name                              the Landlord to use or permit to be used the
                                  name/logo or any part of the name/logo of the Landlord or of the said building or any picture representation or likeness of the whole or any part of such name/logo or of the said building or of the said premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant.

                 4. The Landlord hereby, agrees with the Tenant as follows: -

Quiet enjoyment          (a)      To permit the Tenant (duly paying the rent
                                  surcharge and rates and observing and
                                  performing the terms and conditions herein contained) to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any person or persons lawfully claiming through under or in trust for the Landlord.

Roof and main            (b)      To amend and repair such defects in the roof,
structure                         main electricity supply cables, main drain
                                  pipes, main walls and exterior windows frames of the said building and the structural parts of the said premises and the said building and the lifts and the central air-conditioning plant therein as the Landlord shall discover or as the Tenant or other authorised person or Authority shall by notice in writing bring to the attention of the Landlord and to maintain the same in a proper state of repair and condition at the cost of the Landlord PROVIDED that the Landlord shall be entitled to be given a reasonable period of time wherein to view any such defects and to amend and repair the same.

Air-conditioning         (c)      To provide and maintain lifts, escalators
services                          air-conditioning service during the hours of
                                  8:00 o'clock in the forenoon to 6:00 o'clock in the afternoon on weekdays and during the hours of 8:00 o'clock in the forenoon to 2:00 o'clock in the afternoon on Saturdays
                                  (excluding Sundays and public holidays). The supply of air-conditioning shall be controlled and regulated by the Landlord at its sole discretion, and also such electricity as is attributable to lights of the entrances, passages, corridors, staircases, landings and lavatories PROVIDED however the Landlord shall neither be liable to pay compensation to the Tenant in respect of any period during which due to circumstances beyond the control of the Landlord the proper operation of the said lifts or central air-conditioning plant shall be interrupted as the result of defects, mechanical failure or breakdown or need for repair or overhaul, nor shall the Landlord be liable thereby to grant any abatement of rent and/or air-conditioning service charge in respect of such interruption.

Crown Rent and           (d)      To pay the Crown Rent and Property Tax and
property Tax                      outgoings of a capital or non-recurring nature
                                  for the time being payable in respect of the said premises.

Maintenance of           (e)      (i)     To be responsible for the maintenance
common parts                              lighting cleaning operating and
                                          servicing of all the common parts of
                                          the said building.

                                  (ii) To carry out all necessary decoration to the common parts of the said building as and when the Landlord shall in its absolute discretion decide the same is necessary.

                                  (iii)   To keep the common parts toilets and
                                          other parts of the said building for
                                          common use clean and in proper
                                          condition.

                                  (iv) To use its best endeavours to maintain lifts escalators fire and security services equipment air-conditioning plant and other facilities of the said building in proper working order.

Directory board          (f)      To provide and maintain at the main entrances
                                  and in all other appropriate places suitable directory boards indicating to all persons entering the said building the whereabouts of the said premises with the Tenant's name in such uniform lettering or characters as shall be designated by the Landlord. For the avoidance of doubt, the expression "the
                                  Tenant's name" herein contained shall mean the name of the Tenant as set out in First
                                  Schedule of this Agreement and if the Tenant carries on business under a name other than his own name such expression shall mean the first of his business names as the Landlord shall be notified by the Tenant. For any subsequent change of the name of the Tenant or his business name which necessitates the replacement of the directory board or name plates thereon, the costs for the new directory boards and the new name plates shall be borne solely by the Tenant.

                 5.      It is hereby expressly provided as follows: -

Default                  (a)      (i)     If the rent or the surcharge reserved
                                  or interest thereon, if any, or any part thereof shall be unpaid (whether formally or legally demanded or not) for fifteen days next after any of the days on which the same ought to have been paid or in the case of the breach or non-performance of any of the stipulations and agreements herein contained on the part of the Tenant to be kept done or performed or if the Tenant shall become bankrupt or go into liquidation (save and except voluntary liquidation for the purpose of amalgamation) it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach by the Tenant of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding the rent and the surcharge and other charges (if the Landlord elects to demand) shall be paid by the Tenant and shall be recoverable from him as a debt.

                                  (ii) Notwithstanding anything hereinbefore contained in the event of default in payment of rent and the surcharge on the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of (1.5%) per month calculated from the date on which the same became due for payment (as stipulated in Clause 1 hereof) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

                                  (iii)   Notwithstanding anything herein
                                          contained in the event of default in
                                          payment of the surcharge on the date
                                          on which the same falls due for
                                          payment or any interest thereon the
                                          Landlord shall in addition to its
                                          other rights under the terms of this
                                          Agreement be entitled to disconnect
                                          the supply of air-conditioning to the
                                          said premises until the amount in
                                          arrears shall have been fully paid by
                                          the Tenant without incurring any
                                          liability to the Tenant for any loss
                                          or damages suffered by the Tenant as a
                                          result thereof.

Distraint                         (iv)    For the purpose of Part III of the
                                          Landlord and Tenant (Consolidation)
                                          Ordinance relating to distress for
                                          rent or of these presents the rent
                                          payable in respect of the said
                                          premises shall be and be deemed to be
                                          in arrear if not paid in advance at
                                          the time and in manner hereinbefore
                                          provided for payment therefor.  All
                                          costs and expenses for and incidental
                                          to the distraint shall be paid by the
                                          Tenant and shall be recoverable from
                                          him as a debt.

Abatement                 (b)     If the said premises or any part thereof are
                                  rendered uninhabitable or inaccessible by fire water storm wind typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to any failure by the Tenant to observe and carry out the terms of this Agreement the rent rates and surcharge or a part thereof proportionate to the extent to which the said premises shall have been so rendered uninhabitable shall abate and cease to be payable until the same shall have been again rendered fit for occupation or accessible
                                  Provided That the Landlord shall repay to the Tenant any rent rates or surcharge which has been paid in advance And Provided Further that any dispute in relation to this clause shall be determined by an arbitrator in accordance with the Arbitration Ordinance Provided always that the Landlord shall not be required to reinstate the said premises if by reason of the condition of the same or any local
                                  Regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable to do so. If the said premises shall not be reinstated within two months from the date of the event rendering the same to be uninhabitable or inaccessible then the Tenant shall be entitled to terminate the same by one month's prior notice in writing to the Landlord but without prejudice to either party's antecedent claim against the other and without prejudice to the Tenant's right to the refund of deposit paid hereunder.

Condemnation            (c)       If at any time during the continuance of this
                                  tenancy the competent authorities shall
                                  condemn the said building as a dangerous structure and it shall be pulled down or shall make a demolition order which shall become operative in respect of the said premises or any part thereof or a closure order in respect of a part of the said premises under their powers the tenancy hereby created shall cease as from the commencement of the pulling down of the said premises or from the time when such demolition or closure order shall become operative without prejudice to any antecedent claims by the Landlord or the Tenant and without prejudice to the Tenant's right to the refund of the deposit paid hereunder.

Expression               (d)      The expression "the Tenant" shall (where the
of Tenant                         context permits) mean and include the party or
                                  parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

Acceptance of rent       (e)      The acceptance of rent by the Landlord hereby
                                  stipulated shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant's obligations herein contained.

Fire and overflow        (f)      The Landlord shall not be under any liability
of water                          to the Tenant or to any other person
                                  whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water or the escape of fumes, smoke, fire or any other substance or thing from anywhere within the said building unless the same is caused by the act default or neglect of the Landlord. The
                                  Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes, smoke, fire or any other substance or thing from the said premises caused by the neglect or default of the Tenant his servants, agents or licensees or to the defective or damaged condition of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

Injury to Tenant         (g)      The Landlord, shall not be liable for any
caused by lifts,                  injury to the Tenant his servants licensees or
escalators                        invitees caused by any defect in or by the
                                  defective working of any lift or escalators in the said building by the Landlord's servants or otherwise unless the same is caused by the act, default or neglect of the Landlord.

Accidents and            (h)      The Landlord shall not be responsible to the
Injury to Tenant's                Tenant or the Tenant's licensees servants
chattel                           agents or other persons in the said premises
                                  or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel or property sustained on the said premises or in the said building unless the same is caused by the act, default or neglect of the Landlord.

Re-Letting notices       (i)      During the three(3) months immediately
                                  preceding the determination of the said term of tenancy the Landlord shall be at liberty to affix and retain without interference upon any external part of the said premises a notice for re-letting the same and the Tenant shall permit persons with written authority from the Landlord or its agents at reasonable hours of the day and by prior appointment to view the said premises or any part thereof.

Delivery of vacant       (j)      The Tenant shall deliver up vacant possession
possession                        of the said premises to the Landlord with all
                                  the Landlord's fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations herein before contained together with all keys giving access to all parts of the said premises provided that where the Tenant has made any alterations or installed any fixtures fittings or additions in or to the said premises and notwithstanding that the Landlord's consent for so doing may have been obtained, the Landlord may at its sole discretion require the Tenant at the Tenant's sole cost and expense to reinstate or remove or do away with all or any such alterations fixtures fittings or additions or any part or portion thereof and to make good and repair in a proper and workman like manner any damage to the said premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the said premises to the Landlord.

Landlord not             (k)      The Landlord shall not be bound by any oral
bound by oral                     representations or oral promises with respect
representation                    to the said building and its appurtenances or
                                  in respect of the said premises except as herein expressly set forth with the object and intention that the whole of the agreement between the Landlord and the Tenant shall be set forth herein and in no way modified by any oral discussions which may have preceded the signing of this Agreement.

No waiver                (l)      No condoning excusing or overlooking by the
                                  Landlord of any default breach or
                                  non-observance or non-performance by the
                                  Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach of non-observance or non-performance or so as to defeat or affect in any way the right of the Landlord herein in respect of any such continuing or subsequent default or breach and no waiver by the

                                  Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing and signed by the Landlord.

No excuse for            (m)      This Agreement and the obligation of the
non-payment of                    Tenant to pay rent and other sums due
rent                              hereunder and perform the Tenant's obligations
                                  hereunder shall in no way be affected impaired or excused because the Landlord is unable due to circumstances beyond his control to fulfil any of his obligations under this Agreement or to supply any service expressly or impliedly to be supplied or is unable to make any repair additions alterations or decoration or is unable to supply any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike labour troubles shortage of materials or any outside cause whatsoever or by reason of any order or regulation of any department of Hong Kong
                                  Government.

No actual eviction       (n)      The Landlord shall also have the right at any
in certain events                 time without constituting an actual or
                                  constructive eviction of the Tenant and
                                  without incurring any liability to the Tenant therefor to install or erect at the entrances passages passageways doorways corridors landings staircases lobbies or other public parts of the said building counters showcases or light boxes or to change the arrangement and/or location of entrances passageways doors doorways corridors landings staircases lobbies lifts escalators toilets or other public parts of the said building or any service or apparatus serving the said building and to change the name number or designation by which the said building is known.

Stamp Duty and           (o)      Each party shall pay its own legal costs for
legal costs                       the preparation and completion of this
                                  Agreement but the stamp duty payable on this Agreement shall be borne by the parties hereto in equal shares and the land registration fee
                                  (if any) shall be paid by the Tenant.

Service of notice        (p)      Any notice hereunder shall be in writing and
                                  any notice to be served by one party on the other party under the terms of this Agreement shall be duly served if left at or despatched by registered post to the last known address of the other party in Hong Kong.

Approval of              (q)      No approval by the Landlord is valid unless it
Landlord                          is in writing and signed by the Landlord or
                                  its authorised agents.

No premium or            (r)      The Tenant hereby expressly admits and
fine                              declares that no premium or fine or other
                                  consideration or key money has been paid to the Landlord by the Tenant for the creation of this tenancy.

Sale and                 (s)      If at any time during the tenancy hereby
redevelopment                     created the Landlord shall enter into a
                                  contract for the sale of the said building or of any part thereof which shall include the said premises or if the Landlord shall resolve to redevelop the said building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention so to redevelop shall be sufficiently evidenced by a copy of a Resolution of its Directors certified to be a true and correct copy by its Secretary) then in either of such events the Landlord shall be entitled to give six clear calendar months' notice in writing expiring at the end of any calendar month during the tenancy hereby created terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out.

Reservation of            (t)     The Landlord reserves the right exercisable at
Rights                            any time or times:-

                                  (i)     To change the name or description of
                                          the said building or any part thereof,

                                  (ii)    To make or cause to be made any
                                          structural or non-structural
                                          alteration or improvement in or
                                          addition to entrances landings
                                          staircases driveways passages lobbies
                                          or any part of the said building in
                                          common use, without incurring any
                                          liability to make any payment to the
                                          Tenant on any account whatsoever
                                          provided that in the happening of case
                                          (i) hereof the Landlord shall give to
                                          the Tenant and the Postal and other
                                          Government Authorities not less than
                                          three months' notice in writing or any
                                          such change.

                                  (iii)   The Landlord reserves the right from
                                          time to time and by notice in writing
                                          to the Tenant to make and introduce
                                          and subsequently amend adapt or
                                          abolish if necessary such regulations
                                          as it may consider necessary for the
                                          management and maintenance of the said
                                          building as a first class commercial
                                          Building.

                                  (iv)    Such regulations shall be
                                          supplementary to the terms and
                                          conditions contained in this Agreement
                                          and shall not in any way derogate from
                                          such terms and conditions.  In the
                                          event of conflict between such
                                          regulations and the terms and
                                          conditions of this Agreement the terms
                                          and conditions of this Agreement shall
                                          prevail.

Special Condition        (u)      The parties hereto hereby agree that the terms
                                  or conditions or matters set out in the Fourth
                                  Schedule hereto (if any) shall apply to this Agreement and shall be incorporated as an integral part of the Agreement.

Joint and Several        (v)      In this Agreement where the context so
Liability                         permits or requires the words importing the
                                  singular number shall include the plural number and vice versa and word importing the masculine gender shall include the feminine gender and neuter gender and where there are two or more persons included in the expression
                                  "the Tenant" covenants expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally.

Marginal notes           (w)      The marginal notes are intended for guidance
                                  only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

                                     PART I


NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED whose registered office is situate at Unit 513-520, No. 1 Hung To Road, Kwun Tong, Kowloon, Hong Kong.


                               PART II - PREMISES


Suite Nos.6B, 7, 8 and 9 on the 15th Floor of Tower 1 of China Hong Kong City, China Ferry Terminal, Canton Road, Kowloon which for the purposes of identification only is shown on the Floor Plan annexed hereto and thereon coloured Pink.


                                PART III - TERM


Two years eleven months and eighteen days commencing from the 14th day of February 1997 to the 31st day of January 2000 (both days inclusive).


                                 PART IV - USER


To use or occupy the said premises or any part thereof solely and exclusively for the purpose of office which shall not be changed without the previous written consent of the Landlord and in particular not to use or permit the same to be used for domestic purpose or for shops or as sleeping quarters and not to allow any person to remain in the said premises overnight (save and except a watchman posted by the Tenant).


                                PART V - DEPOSIT


The deposit subject to increase in accordance with Clause 3(a)(vi) of this Agreement shall be HK$479,514.00.

                     THE SECOND SCHEDULE ABOVE REFERRED TO

                                     PART I

                              PARTICULARS OF RENT


(1) The rent for the period from 14th February 1997 to 13th February 1999 shall be HK$138,321.00 per calendar month.

(2) The rent for the period from 14th February 1999 to 31st January 2000 shall be at the then prevailing market rent to be agreed by the parties hereto. Failing which it shall be decided by an independent valuer who shall be a suitably qualified Surveyor and shall, in the absence of agreement between the parties hereto, be appointed by the President for the time being of the Hong Kong Institution of Surveyors whose decision on the market rent shall be final and binding upon both parties. The costs of the independent valuer shall be borne and paid by the Tenant solely.

         Rent is payable on the first day of each and every calendar month.


                                    PART II

                           PARTICULARS OF SURCHARGES


The monthly surcharge to cover the costs of building management and air-conditioning throughout the said term subject to increase in accordance with clause 3(a)(iv) of this Agreement shall be HK$21,517.00 per calendar month payable in advance on the first day of each and every calendar month.

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                             RULES AND REGULATIONS


1. Plumbing fixture shall be used only for the purposes for which they were constructed. No sweepings rubbish rags or other alien substances shall be deposited therein. All costs for making good damage resulting from any misuse of the plumbing fixtures shall be borne by the Tenant.

2. No Tenant shall drill into or in any way deface part of the said premises or the said building. No drilling shall be permitted save with prior written approval of the Landlord (which approval shall not be unreasonably withheld or delayed) and as the Landlord may direct.

3. Save with prior written consent of the Landlord, which consent will not normally be granted, no flagholes or aerials shall be erected, and no flags shall be flown from windows or elsewhere in or upon the said building.

4. Each Tenant must upon the termination of his tenancy restore to the Landlord all keys of offices and toilet rooms used by the Tenant.

5. All removals or the carrying in or out of furniture or bulky matter of any description must take place after office hours and during the hours which the Landlord or his agent may reasonably determine from time to time. The Landlord reserves the right to exclude goods from the said building which violate any of these Rules and Regulations or the Agreement of which these Rules and Regulations are a part.

6. No Tenant nor any of the Tenant's servants employees agents visitors or licensees shall bring into any passenger lift in the said building any goods effects chattels luggage bulky parcels food trays tiffin carriers or other space-occupying items and the Tenant shall ensure that such items are restricted to the designated lift.

7. No Tenant shall do or permit to be done in the said premises or any part thereof any act which shall or might subject the Landlord to any liability or responsibility for injury to any person or to property.

8. Windows shall remain closed or locked save in an emergency such as fire or break-down of the air-conditioning system and the reasonable extent necessary to enable the Tenant to clean the same.

9. Canvassing touting and peddling in the said building is prohibited and each Tenant shall co-operate to prevent the same.

10. Save with the prior written consent of the Landlord, which consent will not normally be granted, no cooking or preparation of food shall be permitted by any

         Tenant in the said premises. No Tenant shall permit any unusual or objectionable odours to be produced upon or to permeate from the said premises.

11. Not to do or permit or suffer anything in the said premises or in the said building which may be or go to be a nuisance or annoyance to the Landlord or any other Tenants or occupiers thereof or of any adjoining building or affect the reputation of the said building as a high class office building.

12. The Tenant shall not install in the said premises any partitioning other than that supplied or approved by the Landlord (which approval shall not be unreasonably withheld or delayed).

13. Not to keep or permit or suffer to be kept upon any part of the said premises any lives-stocks or animals and to carry out such pest control for the said premises upon the request by the Landlord for the said premises via nominated pest control companies at the Tenant's expense.

14. All blinds and/or curtains used within the said premises shall conform externally to standard colour and design and such blinds and/or curtains shall be approved by the Landlord (which approval shall not be unreasonably withheld or delayed) so as to preserve a uniform external appearance.

15. The Tenant shall not carry on or permit or suffer to be carried on in or upon the said premises or any part thereof any trade or business which the Landlord shall in its absolute discretion regard as dangerous noxious noisy or offensive.

                     THE FOURTH SCHEDULE ABOVE REFERRED TO

                               SPECIAL CONDITION


1. The Landlord shall be responsible for the removal of the existing fittings and partitioning in the said premises prior to the commencement of this Agreement and shall provide new carpet and clean up/repair the fan coil units within the said premises.

2. The Landlord shall provide the Tenant with ceiling tiles prior to the commencement of this Agreement but the Tenant shall install the same at its own costs and expenses.

         AS WITNESS the hands of the parties hereto the day and year first above written.


SIGNED by                                 )
                                          )
        Justin Chiu of Sino Real Estate   )
        Agency Limited, a company duly    )
        authorised by the Board of        )             For and on behalf of
        Directors of the Landlord         )             SINO REAL ESTATE AGENCY LTD.
for and on behalf of the                  )
Landlord whose signature is               )                   [SIG]
verified by: -                            )             ------------------------
                                                          Agent for the landlord for
                                                          the sole purpose of
        /s/ DEBBIE CHEUNG                                 execution of this Agreement
     ------------------------
        Debbie F. Cheung
      Solicitor, Hong Kong


SIGNED by  /s/ TADAO MURAKAMI             )             For and on behalf of
           -----------------------        )             NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED
             Tadao Murakami               )
                                          )                    [SIG]
for and on behalf of the Tenant           )             ------------------------
in the presence of: -                     )                 Authorized Signature


           /s/ LAM LAI NGO                              For and on behalf of
           ------------------------                     SINO REAL ESTATE AGENCY LTD
              Lam Lai Ngo

R E C E I V E D  the day and year         )                    [SIG]
first above written of and from the       )             ------------------------
Tenant the sum of HONG KONG DOLLARS       )               Agent for the landlord for
FOUR HUNDRED SEVENTY NINE                 )               the sole purpose of
THOUSAND FIVE HUNDRED AND                 )               execution of this Agreement
FOURTEEN being the above mentioned deposit)
to be paid by the Tenant to the Landlord. )               HK$479,514.00
                                                          =============

                           [ILLUSTRATION -- TOWER 1]


                        [   9TH - 16TH TOWER FLOOR PLAN   ]